UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	September 18, 2014 (September 16, 2014)

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Florida	001-15931	98-0695811
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Kuanggong Road and Tiyu Road, 10th Floor, ChengshiXin Yong She, Tiyu Road, Xinhua District, Pingdingshan, Henan Province People’s Republic of China	467000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	+86-3752882999

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

1.01	Entry into a Material Definitive Agreement.

On September 18, 2014, Sinocoking Coal & Coke Chemical Industries, Inc. (the “Company”) and two institutional investors entered into a securities purchase agreement (the “Purchase Agreement”) in connection with an offering (the “Offering”), pursuant to which the Company agreed to sell to investors 2,818,845 shares to be issued on the initial closing of this Offering (the “Initial Offering”). The Initial Offering includes Series A warrants to purchase an aggregate of 1,409,423 shares of common stock and Series B warrants, which are not exercisable for six months, may become exercisable only to the extent the Company does not have an effective registration statement available for the shares underlying such warrants and in any event expire after certain registration conditions are satisfied, to purchase an aggregate of 1,644,737 shares of common stock.

Under the Purchase Agreement, the investors will also have an option to purchase up to $10 million of additional shares and warrants for a period beginning six months and one day from the date the Initial Offering closes and ending ten months from the date the Initial Offering closes (subject to extension in certain circumstances as described in the Purchase Agreement) (the “Option Period”). At any time during the Option Period, the investors in the initial closing of Shares and Series A and Series B warrants will have the option to purchase their pro rata share of up to 1,644,737 shares of common stock and would receive a pro rata share of Series C Warrants to purchase an aggregate of up to 822,369 shares of our common stock at a price equal to the last consolidated closing bid price of the Company's common stock as determined in accordance with NASDAQ rules immediately preceding the Company entering into the Purchase Agreement, which amount was $6.08.

The aggregate gross proceeds from the sale of the common shares in the Initial Offering, before deducting fees to the Placement Agent and other estimated offering expenses payable by the Company will be approximately $14.3 million. This amount does not include any proceeds from warrant exercises.

The Series A warrants will be exercisable immediately as of the date of issuance at an exercise price of $6.38 per common share and expire four years from the date of issuance. The exercise price of the Series A warrants is subject to customary adjustment in the case of future issuances or deemed issuances of common shares, stock splits, stock dividends, combinations of shares and similar recapitalization transactions. A holder of the Series A warrants also will have the right to exercise its warrants on a cashless basis if the registration statement or prospectus contained therein is not available for the issuance of the common shares issuable upon exercise thereof. The exercisability of the Series A warrants may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 9.99% of the Company’s common shares.

The Series B warrants will be exercisable at an exercise price of $6.08 per share at any time following six months and one day from the date the Initial Offering closes and prior to ten months from the date the Initial Offering closes (subject to extension in certain circumstances as described in the Purchase Agreement) only if the Company’s shelf registration statement on Form S-3 (File No. 333-178325), is not effective or is not otherwise available for the issuance of the Shares issuable during the Option Period or any prospectus contained therein is not available for use (a “Registration Failure”). The Series B warrants expire on the date ten months from the date the Initial Offering closes if no Registration Failure has occurred prior thereto or, if a Registration Failure does occur prior to such date, on the fourth anniversary of such Registration Failure. The exercise price of the Series B warrants is subject to customary adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. A holder of the Series B warrants also will have the right to exercise its warrants on a cashless basis if the registration statement or prospectus contained therein is not available for the issuance of the common shares issuable upon exercise thereof. The exercisability of the Series B warrants may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 9.99% of the Company’s common shares.

The Series C warrants will be exercisable immediately as of the date of issuance at an exercise price of $6.08 per common share and expire four years from the date of issuance. The exercise price of the Series C warrants is subject to customary adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. A holder of the Series C warrants also will have the right to exercise its warrants on a cashless basis if the registration statement or prospectus contained therein is not available for the issuance of the common shares issuable upon exercise thereof. The exercisability of the Series C warrants may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 9.99% of the Company’s common shares.

Under the Purchase Agreement, the Company has agreed with each of the purchasers that, subject to certain exceptions, it will not, within the 20 trading days following the closing of the Initial Offering (which period may be extended in certain circumstances), enter into any agreement to issue or announce the issuance or proposed issuance of any equity security or equity-linked or related security (other than certain excluded securities as described in the Purchase Agreement).

The Company has also agreed with each of the purchasers that while the warrants are outstanding, it will not effect or enter into an agreement to effect a “Variable Rate Transaction,” which means a transaction in which the Company:

•	issues or sells any convertible securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, of the Company’s common shares at any time after the initial issuance of such convertible securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such convertible securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Company’s common shares, other than pursuant to a customary “weighted average” anti-dilution provision; or

•	enters into any agreement (including, without limitation, an equity line of credit) whereby the Company may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights).

The Company has also agreed with each of the purchasers if the Company issues securities (other than certain excluded securities as described in the Purchase Agreement) within the 12 months following the closing of the Initial Offering, the purchasers shall have the right to purchase 35% of the securities on the same terms, conditions and price provided for in the proposed issuance of securities.

The Company has also agreed to indemnify each of the purchasers against certain losses resulting from its breach of any of its representations, warranties, or covenants under agreements with each of the purchasers, as well as under certain other circumstances described in the Purchase Agreement.

The Company expects the Initial Offering will close on or before September 23, 2014.  After giving effect to the Initial Offering, but without giving effect to the exercise of the warrants being offered, the Company will have 23,960,217 common shares outstanding.

The Offering was effected as a takedown off the Company’s shelf registration statement on Form S-3 (File No. 333-178325), which became effective on May 10, 2012, pursuant to a prospectus supplement filed with the Securities and Exchange Commission.

In connection with the Offering, on September 9, 2014, the Company entered into an engagement letter agreement (the “Placement Agent Agreement”) with FT Global Capital, Inc. (the “Placement Agent”) pursuant to which the Placement Agent agreed to act as the exclusive placement agent on a best efforts basis in the Offering. The Placement Agent will be entitled to a cash fee of 6% of the gross proceeds paid to the Company for the securities the Company sells in this Offering.  Additionally, the Company shall issue to the Placement Agent warrants (“Placement Agent Warrants”) equal to 8% of the aggregate number of shares sold to the Investors in this Offering. The Placement Agent Warrants will be on substantially the same terms as the Series A warrants issued pursuant to the Purchase Agreement, provided that such warrants will not be exercisable for a period of six months and one day from the date of the Initial Offering and shall expire four and one-half years hereafter.

The foregoing summaries of the terms of the form of Series A warrant, Series B warrant, Series C warrant, the Purchase Agreement and the Placement Agent Agreement are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 4.1, 4.2, 4.3, 10.1 and 10.2, respectively, which are incorporated herein by reference.

8.01	Other Events.

On September 16, 2014, the Company issued a press release announcing an agreement with Pingdingshan local government to provide the Company a gas pipeline distribution network, gas storage system and land allotment.  A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

On September 18, 2014, the Company issued a press release announcing the execution of the Purchase Agreement.  A copy of the press release is attached as Exhibit 99.2 hereto and incorporated by reference herein.

9.01	Exhibits.

4.1	Form of Series A Warrant to purchase Shares of Common Stock by the Company in favor of the Investors.

4.2	Form of Series B Warrant to purchase Shares of Common Stock by the Company in favor of the Investors.

4.3	Form of Series C Warrant to purchase Shares of Common Stock by the Company in favor of the Investors.

5.1	Opinion of Barnett, Bolt, Kirkwood, Long & McBride, P.A., Florida counsel.

10.1	Securities Purchase Agreement, dated September 17, 2014, by and between the Company and the Investors.

10.2	Placement Agent Agreement, dated September 9, 2014, by and between the Company and FT Global Capital, Inc.

23.1	Consent of Barnett, Bolt, Kirkwood, Long & McBride, P.A., Florida counsel (contained in Exhibit 5.1 above).

99.1	Press release dated September 16, 2014.

99.2	Press release dated September 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC.
Date:	September 18, 2014	(Registrant)

		By:	/s/ Jianhua Lv
Jianhua Lv
Chief Executive Officer